Exhibit 1.01

Telefonaktiebolaget LM Ericsson

Conflict Minerals Report

For the year ended December 31, 2025

Provided pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended

Conflict Minerals Report under Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010

Telefonaktiebolaget LM Ericsson | Conflict Minerals Report 2025

This Conflict Minerals Report of Telefonaktiebolaget LM Ericsson (herein referred to as “Ericsson,” the “Company,” “we,” “us” or “our”) for the year ended December 31, 2025 is provided pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”).

The Rule was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

1. Introduction

Ericsson enables communications service providers and enterprises to capture the full value of connectivity. The Company’s portfolio spans the following business areas: Networks, Cloud Software and Services, Enterprise (which includes Global Communications Platform, Wireless Wide-Area Networks and private cellular networks) and Other. It is designed to help our customers go digital, increase efficiency and find new revenue streams. This report has been prepared by the management of Ericsson. This report does not include the activities of entities that are not required to be consolidated in our financial statements. In accordance with the Rule, this report is available on our website, https://www.ericsson.com/en/investors/financial-reports-and-presentations.

2. Supply Chain Description and Reasonable Country of Origin Inquiry

2.1. General Information on Ericsson’s Supply Chain

Ericsson’s hardware largely consists of electronics. For manufacturing, the Company purchases customized and standardized components and services from global, regional, and local suppliers. The production of electronic modules and sub-assemblies is mostly outsourced to manufacturing services companies. Ericsson is focusing internal manufacturing on new product introductions and new technologies.

There are often several tiers of suppliers between Ericsson and any smelters or refiners of minerals, even more so when tracing a mineral all the way back to the mines. As a result, the Company does not normally have a direct purchasing relationship with mines, smelters, or refiners.

2.2. Overview of Ericsson’s Conflict Minerals Program and Reasonable Country of Origin Inquiry

Ericsson gathers materials information from our suppliers. Through this process, we know that many of the components used in our products contain small amounts of tin, tungsten, tantalum, gold (“3TG”), and other critical minerals that are necessary to the functionality of those products. This report only addresses the SEC’s requirements under Section 1502 of the Dodd-Frank Act, which is limited to 3TG. For more information regarding our broader supply chain and how risks are managed, please see Ericsson’s website.

As part of Ericsson’s commitment to responsible sourcing and human rights, it is our goal that the 3TG in our products should not, directly or indirectly, finance or benefit armed groups in the Democratic Republic of Congo (the “DRC”) or adjoining countries. At the same time, we aim to continue supporting responsible mineral sourcing in the region. Ericsson’s efforts with respect to 3TG are aligned with the Responsible Minerals Initiative (“RMI”), and our aim is to improve traceability in our supply chain. Ericsson does not prohibit the sourcing of materials from the DRC or adjoining countries or avoid using 3TG, since Ericsson believes that such a ban could result in negative consequences for responsible mining companies, their workers and the most vulnerable groups in society. The Company has a Conflict Minerals Program to fulfill compliance with the Rule, including performing the Reasonable Country of Origin Inquiry and reporting on 3TG.

Under Ericsson’s Code of Conduct for Business Partners, Ericsson relies on its first-tier suppliers to provide information on the origin of 3TG contained in components and parts included in Ericsson’s products. This includes sources of 3TG that are supplied to them from sub-suppliers. Ericsson’s first-tier suppliers are required to comply with the requirements in Ericsson’s Code of Conduct for Business Partners, which requires due diligence to be exercised with respect to the sourcing and extraction of raw materials, including 3TG.

Telefonaktiebolaget LM Ericsson | Conflict Minerals Report 2025

Ericsson’s suppliers’ due diligence shall be consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for 3TG (the “OECD Guidance”). Our first-tier suppliers are similarly reliant upon information provided by their suppliers.

The identification of our first-tier suppliers that are within the scope of the Rule involves different parts of Ericsson’s global organization, with our sourcing organization leading and coordinating this work. Suppliers identified to be in scope are our first-tier suppliers supplying (i) products containing 3TG that Ericsson contracts to manufacture, (ii) materials, parts, components and other products, containing 3TG, which are incorporated into or included in a product manufactured by Ericsson, or (iii) materials used in the production of Ericsson’s products where 3TG becomes part of the final product. Suppliers of products that Ericsson does not contract to manufacture (i.e., products purchased “off-the shelf”) or that are not included in or incorporated into an Ericsson product have been considered out of scope for purposes of the Rule.

In our annual inquiry, we survey first-tier suppliers identified to be in scope, and we analyze their responses and perform quality checks. In cases of incomplete or unsatisfactory answers, we take necessary steps to obtain complete information before our reporting deadline. In cases where we have identified that a lack of response is due to lack of awareness, we further engage with suppliers to ensure that they are aware of how to identify the required information. We have developed an FAQ for suppliers and update it periodically. See Ericsson’s Critical Minerals page for more information. Lessons learned are fed back into Ericsson’s cycle of continuous improvement.

Ericsson believes that industry cooperation is one of the best ways to address issues related to 3TG in an efficient and transparent way. We typically do not have a direct relationship with 3TG smelters and refiners, and we do not perform direct audits of these entities within our supply chain. In alignment with the OECD Guidance, we support the RMI’s audit of smelters and refiners’ due diligence activities mainly via the RMI’s Responsible Minerals Assurance Process (“RMAP”).

3. Due Diligence

Ericsson has a process in place for the purpose of exercising due diligence in the supply chain. For conflict minerals, the due diligence process focuses on the identification and assessment of smelters and refiners, in accordance with the OECD Guidance. Ericsson’s due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

Ericsson’s Conflict Minerals Program identifies the origin of 3TG and assesses whether identified smelters or refiners are aligned with the OECD Guidance. As various human rights and environmental risks, such as forced labor and child labor, health and safety, land-related rights and community rights, are also salient to sourcing of 3TG, Ericsson has introduced additional screenings of identified smelters and refiners and has clarified the expectations for suppliers along the supply chain to the smelter level to meet new RMI standards: The RMI Facility Standard for Social, Environmental, OHS and Governance Risks and the RMI Supply Chain Due Diligence Module Plus (“SCDDP”). See sections 3.3 and 3.4 for more detail.

Ericsson’s Modern Slavery Statement, which includes more information about our due diligence in relation to forced labor and child labor, can be accessed on Ericsson’s website. Ericsson engages in industry dialogue via the Responsible Business Alliance (“RBA”) and RMI in relation to these issues.

3.1. Maintain Strong Management Systems

The first step of the OECD Guidance relates to the establishment of strong management systems. As mentioned above, Ericsson has established a Conflict Minerals Program for reporting on 3TG and compliance with the Rule. Controls include, but are not limited to, our Code of Business Ethics and Code of Conduct for Business Partners, which outline required behaviors for all Ericsson employees and suppliers, and the Ericsson Lists of Banned and Restricted Substances, which include supplier requirements to have diligence processes in place to identify the source and chain of custody of raw materials including 3TG, and are integrated in our template supplier agreements.

Telefonaktiebolaget LM Ericsson | Conflict Minerals Report 2025

In 2025, the identification of smelters and refiners in our supply chain was made via the use of due diligence tools created by the RMI, including the Conflict Minerals Reporting Template (the “Template”). The Template is a standardized supply chain survey designed to gather information regarding the smelters and refiners that process 3TG used in our supply chain. The information from our suppliers, in combination with information from the RMI about their conformant status against the RMI’s RMAP, helps Ericsson to obtain information on the origin of minerals processed and assess the smelter or refiner compliance with the OECD Guidance. Ericsson reviews, analyzes and retains the data from the Template.

In Ericsson’s Code of Conduct for Business Partners, the topic of responsible sourcing of raw materials is included with clear requirements of suppliers to exercise due diligence in accordance with the OECD Guidance.

In 2025, Ericsson continued to clarify to suppliers how it works with the RMI and the expectations the Company has for suppliers in the context of other critical minerals legislation. See Ericsson’s website for further information on Critical Minerals.

Employees are expected to report concerns related to a violation of the Company’s Code of Business Ethics, including violations relating to corruption, fraud, accounting, internal controls, human rights, breach of law, or other matters that could harm the business or reputation of Ericsson, its employees and shareholders, directly to their manager, the superior of their manager or to the People or Legal and Compliance departments. In addition, Ericsson provides employees and external stakeholders, such as suppliers and their employees, a dedicated communication channel for reporting any compliance concerns – the Ericsson Compliance Line. The Ericsson Compliance Line is operated by a third party and is available 24 hours per day, seven days per week, 365 days per year. Employees and external stakeholders are encouraged to report conduct that could violate the law or Ericsson’s policies, including the Code of Business Ethics or the Code of Conduct for Business Partners. In addition to the Compliance Line, Ericsson is further exploring additional reporting mechanisms for identifying issues related to sourcing of 3TG.

Ericsson has published a “Statement on sourcing of minerals from Conflict-Affected and High-Risk Areas” on its website that indicates Ericsson’s position and expected supplier activities in this area.

3.2. Identify and Assess Risk in the Supply Chain

As described in the second step of the OECD Guidance, downstream companies such as Ericsson should, with help from their first-tier suppliers, identify smelters and refiners in the supply chain.

In Ericsson’s 2025 Conflict Minerals survey, first-tier suppliers identified to be in scope were requested by Ericsson to provide information on 3TG in their supply chain through completing and submitting the Template. Suppliers were provided with the Template and support material, including instructions and training illustrating the use of the tool that is available on RMI’s website. Supplier responses were reviewed against criteria developed to determine which responses required further engagement with our suppliers. In certain circumstances, suppliers were contacted to improve the quality of responses (obtaining missing information, updating Template formats to the required version) and increase the response rate (reminding supplier to provide information with extended deadlines).

3.3. Design and Implement a Strategy to Respond to Identified Risks

Under the third step of the OECD Guidance, companies are encouraged to design and implement a strategy to respond to identified risks. Due diligence within Ericsson is an ongoing process. Ericsson publishes additional information about its commitment to responsible sourcing and engagement with its suppliers in its Sustainability Statement, included in the Financial Report section of the Annual Report.

Telefonaktiebolaget LM Ericsson | Conflict Minerals Report 2025

Ericsson continuously works to improve due diligence processes with respect to 3TG, primarily focusing on the quality of data from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. As described above, Ericsson applies a risk-based approach when reviewing and following up on supplier responses and generally prioritizes following up with suppliers that are awarded large parts of Ericsson’s business. For example, if a supplier reports non-conformant smelters or refiners, the relevant sourcing responsible manager is notified for purposes of initiating a discussion with the supplier.

In 2025, Ericsson continued to strengthen its due diligence processes by engaging in additional screenings of identified smelters and refiners against sanctions and forced labor risks.

Following a risk-based approach, Ericsson initiated dialogue with suppliers with the aim to address, mitigate or eliminate identified risks.

3.4. Independent Third-Party Audit of Smelters’ and Refiners’ Due Diligence Practices

The fourth step of the OECD Guidance focuses on audits of smelters’ and refiners’ due diligence practices. Through the RBA membership, Ericsson is a member of the RMI, supporting the implementation of standards such as RMAP as well as the development and implementation of due diligence practices and tools. This includes contributing to the development of new RMI standards: The RMI Facility Standard for Social, Environmental, OHS and Governance Risks and the RMI SCDDP.

Due to the structure of Ericsson’s supply chain, there are generally many tiers of suppliers between Ericsson and the smelters and refiners in the supply chain. Therefore, Ericsson does not, as mentioned in section 2.2, perform its own audits of smelters or refiners, but we require smelters and refiners in our supply chain to adhere to RMI’s standards or equivalent standards.

With the introduction of the new RMI Facility Standard for Social, Environmental, OHS and Governance Risks and the RMI SCDDP, Ericsson encourages suppliers and sub-suppliers to adhere to the new standards even if they are already RMAP assessed, since the new standards, including RMI, cover a wider set of risks.

3.5. Report Annually on Supply Chain Due Diligence

The fifth step of the OECD Guidance encourages companies to report on supply chain due diligence. Ericsson has a public statement on sourcing of minerals from Conflict-Affected and High-Risk Areas, including 3TG, which is available on Ericsson’s website.

In accordance with the Rule, Ericsson makes its Conflict Minerals Report available on its website.

3.6. Inherent Limitations of Due Diligence Measures

As a downstream company, Ericsson’s due diligence on conflict minerals can provide reasonable—but not absolute—assurance regarding the origin and chain of custody of minerals in our supply chain. Our due diligence process relies on information shared by direct suppliers, who in turn must engage their own supply chains to trace minerals back to the source. We also depend on data provided by established industry assurance programs, such as those operated by RMI. While we take steps to verify and cross-reference information where possible, there are inherent challenges, including the risk of incomplete, inaccurate, or misrepresented data. These limitations stem from the complexity of global supply chains and the limited transparency available deep in the upstream chain of custody.

Another ongoing challenge in our due diligence efforts is the limited availability of real-time, continuous information on country of origin and chain of custody from our suppliers. The critical minerals supply chain is complex and dynamic, spanning multiple tiers and involving numerous transactions. Raw materials are processed by smelters and refiners into derivatives such as ingots or powders, which are then distributed, sold, stored, and eventually used in manufacturing across global markets. Ericsson does not have direct contractual relationships with smelters and refiners, which means we must rely on our direct suppliers—and the broader supply chain—to collect and pass on accurate information regarding when and how minerals are processed and introduced into the market. This complexity makes it difficult to achieve full traceability in real time.

Telefonaktiebolaget LM Ericsson | Conflict Minerals Report 2025

4. 2025 Due Diligence Result

For the calendar year 2025, we made inquiries on the Tier 1 supplier level. Most supplier responses received provided data at a company or divisional level, with only a few exceptions providing product-level information. This year the response rate was 85%.

Among the supplier responses, Ericsson identified 517 smelters and refiners, compared to 428 the previous year, as potential sources of 3TG that were reported to be in the supply chain during the 2025 calendar year. Only one smelter (for tin) is located in the DRC and it is RMAP conformant. Six additional smelters are located in the DRC adjoining countries: one conformant gold smelter in Tanzania; one conformant tin smelter; one conformant tantalum smelter and one non-eligible gold smelter in Rwanda; and one conformant tin smelter and one gold smelter that cannot participate in RMAP assessments in Uganda. With regards to the latter, Ericsson continues its efforts to eliminate the non-eligible smelter from its supply chain.

The following table presents, by mineral, the number of identified smelters or refiners verified as conflict-free by the RMAP or mutually recognized audit systems. In case a supplier has identified non-conformant smelters in their supply chain, Ericsson engages with such suppliers to encourage smelters and refiners to participate in RMAP or to phase-out non-conformant smelters and refiners. Starting from 2026, Ericsson is encouraging RMAP conformant smelters or refiners to become assessed against the SCDDP and ESG Facility Standards in order to cover risks beyond the sourcing of conflict areas.

Table 1. RMAP Assessment status identified by Ericsson via inquiries to our suppliers in 2026.

Note: The RMAP audit status of smelters and refiners is subject to change, and the below represents information available from RMI on May 22, 2026.

Mineral	Active	Communication Suspended -Not Interested	Conformant	In Communication	Non Conformant	Not Applicable	Not in RMI Database	Outreach Required	RMI Due Diligence Review - Unable to Proceed	Grand Total
Gold	2	4	94		21	22	4	47	12	206
Tantalum	1		40		1	12		2	1	57
Tin	4		57	2	11	73	10	7	6	170
Tungsten	2	1	36		7	29	1	4	4	84
Grand Total	9	5	227	2	40	136	15	60	23	517

Telefonaktiebolaget LM Ericsson | Conflict Minerals Report 2025

Definitions of assessment status

•	Active – engaged in the program but not yet conformant.

•	Communication Suspended – Not Interested – facility has strongly communicated a lack of interest in participation to the RMI.

•	Conformant – independently assessed and found conformant with the relevant RMI Due Diligence standard (RMAP DD or DAP).

•	Non-conformant – independently assessed and found non-conformant with the relevant RMI standard.

•	Outreach Required – outreach needed by RMI member companies to contact entity and encourage their participation to undergo an RMI assessment.

•

RMI Due Diligence Review – Unable to Proceed – facilities that have not met the threshold for Due Diligence Vetting Process after a period of 6 months. Status may change if additional information is submitted.

•	Not Applicable – not eligible for an RMI assessment.

•	Not Eligible – entity cannot undergo an RMI assessment; not included in Eligible Facility List.

•	Not Identified – facilities submitted by suppliers that do not appear in the RMI database.

Ericsson’s knowledge of identified smelters or refiners in the supply chain is limited to the information provided by its suppliers. Based on the information provided by Ericsson’s suppliers during the 2025 calendar year, Ericsson believes that the facilities that may have been used to process 3TG in Ericsson’s products include the smelters and refiners listed in Annex 1 below.

Ericsson does not have enough information to determine with specificity all countries of origin of 3TG in our products, or whether they are from recycled and scrap sources. Nevertheless, based on data from RMI and RMAP, Ericsson generated a list of Reasonable Country of Origin for 3TG based on smelters and refiners identified as shown in Annex 2.

Ericsson supports the refinement and expansion of the list of participating smelters and has determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of 3TG in our supply chain.

During 2026, Ericsson anticipates continuing to review and evolve its conflict minerals due diligence processes with respect to 3TG. As part of these efforts, Ericsson expects to continue to collaborate with suppliers to maintain a high supplier response rate and improve the reliability and quality of the information provided. Ericsson’s engagement in the RMI program will continue.

5. Forward-Looking Statements

Certain of the matters discussed in this report, including in relation to the due diligence processes with respect to 3TG, include forward-looking statements. Readers of this report are cautioned that Ericsson’s forward-looking statements are not guarantees of future actions, which may differ materially from the expectations expressed in the forward-looking statements. Ericsson expressly disclaims a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on any websites that appears in this report and other materials referenced to is not incorporated by reference in this report.

Telefonaktiebolaget LM Ericsson | Conflict Minerals Report 2025

Annex 1

Smelters and refiners identified by Ericsson via inquiries to its suppliers during 2026. Note that this list includes smelters and refiners not eligible for RMAP.

Note: The audit status of smelters and refiners is subject to change, and Annex 1 represents information available from the RMI on May 22, 2026.

GOLD

Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assessment Status

CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Outreach Required

CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Not Applicable

CID000362	DODUCO Contacts and Refining GmbH	GERMANY	Not Applicable

CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	Not Applicable

CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Applicable

CID001032	L’azurde Company For Jewelry	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed

CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Applicable

CID001322	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Not Applicable

CID001369	Plansee	AUSTRIA	Not Applicable

CID001573	Schoene Edelmetaal B.V.	NETHERLANDS	Not Applicable

CID001977	Umicore Brasil Ltda.	BRAZIL	Not Applicable

CID002312	Guangdong Jinding Gold Limited	CHINA	Not Applicable

CID002459	Geib Refining Corp.	UNITED STATES OF AMERICA	Not Applicable

CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA	Not Applicable

CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not Applicable

CID002567	Sudan Gold Refinery	SUDAN	Not Applicable

CID002587	Industrial Refining Company	BELGIUM	Not Applicable

CID002777	SAXONIA Edelmetalle GmbH	GERMANY	Not Applicable

CID002853	Sai Refinery	INDIA	Not Applicable

CID002854	Universal Precious Metals Refining Zambia	ZAMBIA	Not Applicable

CID002866	Morris and Watson Gold Coast	AUSTRALIA	Not Applicable

CID003195	TSK Pretech	KOREA, REPUBLIC OF	Not Applicable

CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA	Not Applicable

CID003540	Sellem Industries Ltd.	MAURITANIA	Not Applicable

CID004604	Impala Platinum—Base Metal Refinery (BMR)	SOUTH AFRICA	Conformant

CID004610	Impala Platinum—Rustenburg Smelter	SOUTH AFRICA	Conformant

CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant

CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant

CID000035	Agosi AG	GERMANY	Conformant

CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant

CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant

CID000077	Argor-Heraeus S.A.	SWITZERLAND	Conformant

CID000082	ASAHI METALFINE, Inc.	JAPAN	Conformant

Telefonaktiebolaget LM Ericsson | Conflict Minerals Report 2025

Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assesment status

CID000090	Asaka Riken Co., Ltd.	JAPAN	Conformant

CID000113	Aurubis AG, Hamburg	GERMANY	Conformant

CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant

CID000157	Boliden Mineral AB (Ronnskar)	SWEDEN	Conformant

CID000176	C. Hafner GmbH + Co. KG	GERMANY	Conformant

CID000180	Caridad	MEXICO	Outreach Required

CID000185	Glencore Canada Corporation - CCR Refinery	CANADA	Conformant

CID000189	Cendres + Metaux S.A.	SWITZERLAND	Non Conformant

CID000197	Yunnan Copper Southwest Copper Branch	CHINA	Outreach Required

CID000233	Chimet S.p.A.	ITALY	Conformant

CID000264	Chugai Mining	JAPAN	Conformant

CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Outreach required

CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant

CID000401	Dowa	JAPAN	Conformant

CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant

CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required

CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant

CID000694	Heimerle + Meule GmbH	GERMANY	Conformant

CID000707	Heraeus Metals Hong Kong Ltd.	HONG KONG	Conformant

CID000711	Heraeus Germany GmbH Co. KG	GERMANY	Conformant

CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required

CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Outreach Required

CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested

CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant

CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant

CID000814	Istanbul Gold Refinery	TURKEY	Conformant

CID000823	Japan Mint	JAPAN	Conformant

CID000855	Jiangxi Copper Co., Ltd.	CHINA	Conformant

CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant

CID000924	Asahi Refining Canada Ltd.	CANADA	Conformant

CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID000937	JX Advanced Metals Corporation	JAPAN	Conformant

CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	Outreach required

CID000957	Kazzinc Ltd	KAZAKHSTAN	Conformant

CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant

CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Conformant

CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Non Conformant

CID001056	Lingbao Gold Co., Ltd.	CHINA	Outreach Required

Telefonaktiebolaget LM Ericsson | Conflict Minerals Report 2025

Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assesment status

CID001078	LS MnM Inc.	KOREA, REPUBLIC OF	Conformant

CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required

CID001113	Materion	UNITED STATES OF AMERICA	Conformant

CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant

CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant

CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant

CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant

CID001153	Metalor Technologies S.A.	SWITZERLAND	Conformant

CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant

CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant

CID001188	Mitsubishi Materials Corporation	JAPAN	Conformant

CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant

CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant

CID001259	Nihon Material Co., Ltd.	JAPAN	Conformant

CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant

CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID001352	MKS PAMP SA	SWITZERLAND	Conformant

CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required

CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant

CID001498	PX Precinox S.A.	SWITZERLAND	Conformant

CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant

CID001534	Royal Canadian Mint	CANADA	Conformant

CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA	Communication Suspended - Not Interested

CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	Non Conformant

CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested

CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant

CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required

CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant

CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant

CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant

CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant

CID001810	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Outreach Required

CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant

CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Outreach Required

Telefonaktiebolaget LM Ericsson | Conflict Minerals Report 2025

Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assesment status

CID001916	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant

CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Conformant

CID001947	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA	Outreach Required

CID001955	Torecom	KOREA, REPUBLIC OF	Non Conformant

CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant

CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant

CID002003	Valcambi S.A.	SWITZERLAND	Conformant

CID002030	Gold Corporation - The Perth Mint	AUSTRALIA	Conformant

CID002100	Yamakin Co., Ltd.	JAPAN	Conformant

CID002129	Yokohama Metal Co., Ltd.	JAPAN	Conformant

CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant

CID002243	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	Conformant

CID002282	Morris and Watson	NEW ZEALAND	Outreach required

CID002290	SAFINA A.S.	CZECHIA	Conformant

CID002314	Umicore Precious Metals Thailand	THAILAND	Non Conformant

CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant

CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant

CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE	RMI Due Diligence Review - Unable to Proceed

CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Non Conformant

CID002525	Shandong Humon Smelting Co., Ltd.	CHINA	Outreach Required

CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Outreach Required

CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Non Conformant

CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Non Conformant

CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES	Outreach required

CID002580	T.C.A S.p.A	ITALY	Conformant

CID002582	REMONDIS PMR B.V.	NETHERLANDS	Conformant

CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES	Outreach Required

CID002588	Shirpur Gold Refinery Ltd.	INDIA	Outreach Required

CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant

CID002606	Marsam Metals	BRAZIL	Non Conformant

CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant

CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant

CID002750	Shenzhen CuiLu Gold Co., Ltd.	CHINA	Outreach Required

CID002760	Albino Mountinho Lda.	PORTUGAL	Outreach Required

CID002761	SAAMP	FRANCE	Non Conformant

CID002762	L’Orfebre S.A.	ANDORRA	Non Conformant

CID002763	8853 S.p.A.	ITALY	Non Conformant

CID002765	Italpreziosi	ITALY	Conformant

CID002778	WIELAND Edelmetalle GmbH	GERMANY	Conformant

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Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assesment status

CID002779	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA	Conformant

CID002850	AU Traders and Refiners	SOUTH AFRICA	Non Conformant

CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	Non Conformant

CID002857	Modeltech Sdn Bhd	MALAYSIA	Non Conformant

CID002863	Bangalore Refinery	INDIA	Conformant

CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required

CID002872	Pease & Curren	UNITED STATES OF AMERICA	Communication Suspended - Not Interested

CID002893	JALAN & Company	INDIA	Outreach Required

CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant

CID002919	Planta Recuperadora de Metales SpA	CHILE	Conformant

CID002920	ABC Refinery Pty Ltd.	AUSTRALIA	Outreach Required

CID002973	Safimet S.p.A	ITALY	Non Conformant

CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required

CID003185	African Gold Refinery	UGANDA	RMI Due Diligence Review - Unable to Proceed

CID003186	Gold Coast Refinery	GHANA	Outreach Required

CID003189	NH Recytech Company	KOREA, REPUBLIC OF	Conformant

CID003324	QG Refining, LLC	UNITED STATES OF AMERICA	Outreach Required

CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Outreach Required

CID003350	Atlantic Copper, S.L.U.	SPAIN	Outreach Required

CID003382	CGR Metalloys Pvt Ltd.	INDIA	Outreach Required

CID003383	Sovereign Metals	INDIA	Outreach Required

CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant

CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant

CID003461	Augmont Enterprises Private Limited	INDIA	Non Conformant

CID003463	Kundan Care Products Ltd.	INDIA	Outreach required

CID003487	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Outreach required

CID003488	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Outreach required

CID003489	Emerald Jewel Industry India Limited (Unit 3)	INDIA	Outreach required

CID003490	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Outreach required

CID003497	K.A. Rasmussen	NORWAY	Outreach Required

CID003500	Alexy Metals	UNITED STATES OF AMERICA	Non Conformant

CID003548	MD Overseas	INDIA	Outreach required

CID003557	Metallix Refining Inc.	UNITED STATES OF AMERICA	Outreach required

CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant

CID003615	WEEEREFINING	FRANCE	Non Conformant

CID003641	Gold by Gold Colombia	COLOMBIA	Conformant

CID003663	Dongwu Gold Group	CHINA	Outreach Required

CID003666	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	Outreach Required

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Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assesment status

CID003690	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	Outreach required

CID004010	Coimpa Industrial LTDA	BRAZIL	Conformant

CID004435	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	Outreach Required

CID004491	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	Non Conformant

CID004506	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	Conformant

CID004697	Attero Recycling Pvt Ltd	INDIA	Outreach required

CID004704	SOLEIL METALS (Chala One Plant)	PERU	Active

CID004705	SOLEIL METALS (YAKARI Plant)	PERU	Active

CID004714	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	Conformant

CID004755	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

CID005006	Gasabo Gold Refinery Ltd	RWANDA	RMI Due Diligence Review - Unable to Proceed

CID005014	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU	Non Conformant

CID005396	Naoshima Smelter & Refinery	JAPAN	Outreach Required

		JAPAN	Not in RMI Database

		KOREA, REPUBLIC OF	Not in RMI Database

		POLAND	Not in RMI Database

		CHINA	Not in RMI Database

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TANTALUM

Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assesment status

CID000092	Asaka Riken Co., Ltd.	JAPAN	Not Applicable

CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant

CID000410	Duoluoshan	CHINA	Not Applicable

CID000456	Exotech Inc.	UNITED STATES OF AMERICA	Outreach Required

CID000564	Global Advanced Metals	UNITED STATES OF AMERICA	Not Applicable

CID000654	H.C. Starck GmbH	GERMANY	Not Applicable

CID000973	King-Tan Tantalum Industry Ltd.	CHINA	Not Applicable

CID001508	QuantumClean	UNITED STATES OF AMERICA	Conformant

CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Not Applicable

CID002540	Plansee SE Liezen	AUSTRIA	Not Applicable

CID002546	H.C. Starck Surface Technology and Ceramic Powders GmbH	GERMANY	Not Applicable

CID002547	STEREON Metals Hermsdorf GmbH	GERMANY	Non Conformant

CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA	Not Applicable

CID002590	E.S.R. Electronics	UNITED STATES OF AMERICA	Not Applicable

CID002847	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Not Applicable

CID003159	RFH Recycling Metals Co., Ltd.	CHINA	Conformant

CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant

CID003402	CP Metals Inc.	UNITED STATES OF AMERICA	Not Applicable

CID003498	V&D New Materials (Jiangsu) Co., Ltd.	CHINA	Conformant

CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant

CID003973	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	Conformant

CID004431	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA	Conformant

CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant

CID000460	F&X Electro-Materials Ltd.	CHINA	Conformant

CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant

CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant

CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant

CID001076	AMG Brasil	BRAZIL	Conformant

CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant

CID001175	Mineracao Taboca S.A.	BRAZIL	Conformant

CID001192	Mitsui Kinzoku Company, Limited	JAPAN	Conformant

CID001200	NPM Silmet OU	ESTONIA	Conformant

CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant

CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant

CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID001869	Taki Chemical Co., Ltd.	JAPAN	Conformant

CID001891	Telex Metals	UNITED STATES OF AMERICA	Conformant

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Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assessment Status
CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant

CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant

CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant

CID002505	FIR Metals & Resource Ltd.	CHINA	Conformant

CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant

CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant

CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant

CID002539	KEMET de Mexico	MEXICO	Conformant

CID002544	TANIOBIS Co., Ltd.	THAILAND	Conformant

CID002545	TANIOBIS GmbH	GERMANY	Conformant

CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA	Conformant

CID002549	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant

CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant

CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant

CID002558	Global Advanced Metals Aizu	JAPAN	Conformant

CID002707	Resind Industria e Comercio Ltda.	BRAZIL	Conformant

CID002842	Jiangxi Tuohong New Raw Material	CHINA	Conformant

CID003926	5D Production OU	ESTONIA	Outreach Required

CID004054	PowerX Ltd.	RWANDA	Conformant

CID004813	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	Active

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TIN

Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assessment Status

CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Not Applicable

CID000278	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Applicable

CID000295	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL	Not Applicable

CID000306	CV Gita Pesona	INDONESIA	Not Applicable

CID000315	CV United Smelting	INDONESIA	Not Applicable

CID000357	Dingnan Jiawang environmental Tin technology Co.	CHINA	Not Applicable

CID000376	Dongguan City Xida Soldering Tin Products Co.	CHINA	Not Applicable

CID000466	Feinhutte Halsbrucke GmbH	GERMANY	Conformant

CID000553	Gejiu Yunxi Group Corp.	CHINA	Not Applicable

CID000626	Guangxi Nonferrous Metals Group	CHINA	Not Applicable

CID000628	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA	Not Applicable

CID000720	Hezhou Jinwei Tin Co., Ltd.	CHINA	Not Applicable

CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not Applicable

CID000835	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM	Outreach Required

CID000841	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA	Not Applicable

CID000856	Jiangxi Copper Co., Ltd.	CHINA	Not Applicable

CID001098	Ma An Shan Shu Guang Smelter Corp.	CHINA	Not Applicable

CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Not Applicable

CID001112	Materials Eco-Refining Co., Ltd.	JAPAN	Not Applicable

CID001136	Metahub Industries Sdn. Bhd.	MALAYSIA	Not Applicable

CID001172	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Not Applicable

CID001177	Ming Li Jia smelt Metal Factory	CHINA	Not Applicable

CID001370	Plansee	AUSTRIA	Not Applicable

CID001402	PT Babel Inti Perkasa	INDONESIA	Not Applicable

CID001406	PT Babel Surya Alam Lestari	INDONESIA	Not Applicable

CID001419	PT Bangka Tin Industry	INDONESIA	Not Applicable

CID001421	PT Belitung Industri Sejahtera	INDONESIA	Not Applicable

CID001428	PT Bukit Timah	INDONESIA	Not Applicable

CID001434	PT DS Jaya Abadi	INDONESIA	Not Applicable

CID001438	PT Eunindo Usaha Mandiri	INDONESIA	Not Applicable

CID001448	PT Karimun Mining	INDONESIA	Not Applicable

CID001457	PT Panca Mega Persada	INDONESIA	Not Applicable

CID001460	PT Refined Bangka Tin	INDONESIA	RMI Due Diligence Review - Unable to Proceed

CID001463	PT Sariwiguna Binasentosa	INDONESIA	RMI Due Diligence Review - Unable to Proceed

CID001468	PT Stanindo Inti Perkasa	INDONESIA	RMI Due Diligence Review - Unable to Proceed

CID001471	PT Sumber Jaya Indah	INDONESIA	Not Applicable

CID001486	PT Timah Nusantara	INDONESIA	Not Applicable

CID001490	PT Tinindo Inter Nusa	INDONESIA	RMI Due Diligence Review - Unable to Proceed

CID001493	PT Tommy Utama	INDONESIA	Not Applicable

CID001606	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	Not Applicable

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Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assessment Status

CID001648	Shangrao Xuri Smelting Factory	CHINA	Not Applicable

CID001694	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA	Not Applicable

CID001731	Sichuan Guanghan Jiangnan casting smelters	CHINA	Not Applicable

CID001758	Soft Metais Ltda.	BRAZIL	Conformant

CID001822	Suzhou Nuonengda Chemical Co., Ltd.	CHINA	Not Applicable

CID001932	TIN PLATING GEJIU	CHINA	Not Applicable

CID001954	Top-Team Technology (Shenzhen) Ltd.	CHINA	Not Applicable

CID002057	WUJIANG CITY LUXE TIN FACTORY	CHINA	Not Applicable

CID002090	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA	Not Applicable

CID002099	XURI	CHINA	Not Applicable

CID002121	Yifeng Tin	CHINA	Not Applicable

CID002147	Yuecheng Tin Co., Ltd.	CHINA	Not Applicable

CID002162	Yunnan Chengo Electric Smelting Plant	CHINA	Not Applicable

CID002164	Yunnan Copper Zinc Industry Co., Ltd.	CHINA	Not Applicable

CID002173	Yunnan Industrial Co., Ltd.	CHINA	Not Applicable

CID002274	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA	Not Applicable

CID002281	LIAN JING	CHINA	Not Applicable

CID002309	Yunnan Malipo Baiyi Kuangye Co.	CHINA	Not Applicable

CID002394	Nyrstar	Unknown	Not Applicable

CID002408	Sigma Tin Alloy Co., Ltd.	CHINA	Not Applicable

CID002455	CV Venus Inti Perkasa	INDONESIA	RMI Due Diligence Review - Unable to Proceed

CID002478	PT Tirus Putra Mandiri	INDONESIA	Not Applicable

CID002479	PT Wahana Perkit Jaya	INDONESIA	Not Applicable

CID002530	PT Inti Stania Prima	INDONESIA	Not Applicable

CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Applicable

CID002592	CV Dua Sekawan	INDONESIA	Not Applicable

CID002635	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA	Not Applicable

CID002786	Chofu Works	CHINA	Not Applicable

CID002816	PT Sukses Inti Makmur (SIM)	INDONESIA	Not Applicable

CID002819	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Not Applicable

CID002829	PT Kijang Jaya Mandiri	INDONESIA	Not Applicable

CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Not Applicable

CID002835	PT Menara Cipta Mulia	INDONESIA	Not Applicable

CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant

CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Not Applicable

CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Not Applicable

CID002859	Gejiu Jinye Mineral Company	CHINA	Not Applicable

CID002870	PT Lautan Harmonis Sejahtera	INDONESIA	Not Applicable

CID003205	PT Bangka Serumpun	INDONESIA	Not Applicable

CID003208	Pongpipat Company Limited	MYANMAR	Not Applicable

CID003381	PT Rajawali Rimba Perkasa	INDONESIA	Not Applicable

CID003474	TRATHO Metal Quimica	BRAZIL	Conformant

CID003581	Rian Resources SDN. BHD.	MALAYSIA	Non Conformant

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Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assessment Status

CID003831	DS Myanmar	MYANMAR	Not Applicable

CID004685	PT Mitra Graha Raya	INDONESIA	In Communication

CID005067	PT Arsed Indonesia	INDONESIA	Conformant

CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant

CID000292	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	Conformant

CID000292	Alent plc	UNITED STATES OF AMERICA	Conformant

CID000309	PT Aries Kencana Sejahtera	INDONESIA	In Communication

CID000313	PT Premium Tin Indonesia	INDONESIA	Conformant

CID000377	Dongguan Best Alloys Co., Ltd.	CHINA	Conformant

CID000402	Dowa	JAPAN	Conformant

CID000438	Empresa Metallurgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

CID000448	Estanho de Rondonia S.A.	BRAZIL	Conformant

CID000468	Fenix Metals	POLAND	Conformant

CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant

CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Non Conformant

CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Non Conformant

CID001070	China Tin Group Co., Ltd.	CHINA	Conformant

CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant

CID001173	Mineracao Taboca S.A.	BRAZIL	Conformant

CID001182	Minsur	PERU	Conformant

CID001191	Mitsubishi Materials Corporation	JAPAN	Conformant

CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant

CID001305	Novosibirsk Tin Combine	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant

CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

CID001399	PT Artha Cipta Langgeng	INDONESIA	Active

CID001453	PT Mitra Stania Prima	INDONESIA	Conformant

CID001458	PT Prima Timah Utama	INDONESIA	Conformant

CID001477	PT Timah Tbk Kundur	INDONESIA	Conformant

CID001482	PT Timah Tbk Mentok	INDONESIA	Conformant

CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant

CID001898	Thaisarco	THAILAND	Conformant

CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Non Conformant

CID002015	VQB Mineral and Trading Group JSC	VIET NAM	Outreach Required

CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant

CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Non Conformant

CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant

CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant

CID002500	Melt Metais e Ligas S.A.	BRAZIL	Non Conformant

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Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assessment Status

CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant

CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant

CID002570	CV Ayi Jaya	INDONESIA	Conformant

CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant

CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required

CID002593	PT Rajehan Ariq	INDONESIA	Conformant

CID002696	PT Cipta Persada Mulia	INDONESIA	Conformant

CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Outreach Required

CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Conformant

CID002756	Super Ligas	BRAZIL	Conformant

CID002773	Aurubis Beerse	BELGIUM	Conformant

CID002774	Aurubis Berango	SPAIN	Conformant

CID002776	PT Bangka Prima Tin	INDONESIA	Conformant

CID002858	Modeltech Sdn Bhd	MALAYSIA	Non Conformant

CID003116	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	Conformant

CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant

CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant

CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non Conformant

CID003379	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Non Conformant

CID003380	PT Masbro Alam Stania	INDONESIA	Active

CID003387	Luna Smelter, Ltd.	RWANDA	Conformant

CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant

CID003409	Precious Minerals and Smelting Limited	INDIA	Non Conformant

CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Outreach Required

CID003449	PT Mitra Sukses Globalindo	INDONESIA	Conformant

CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Active

CID003504	Conecsus LLC	UNITED STATES OF AMERICA	Active

CID003524	CRM Synergies EMEA, S.L.U.	SPAIN	Conformant

CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant

CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant

CID004065	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant

CID004403	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	Conformant

CID004434	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	Conformant

CID004692	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	Outreach required

CID004724	Woodcross Smelting Company Limited	UGANDA	Conformant

CID004754	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	Conformant

CID004796	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	Outreach Required

CID005189	P Kay Metal, Inc	UNITED STATES OF AMERICA	Conformant

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TUNGSTEN

Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assessment Status

CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Outreach Required

CID000345	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not Applicable

CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Not Applicable

CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Applicable

CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Not Applicable

CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Not Applicable

CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Not Applicable

CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Not Applicable

CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Not Applicable

CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant

CID002518	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Not Applicable

CID002532	Pobedit, JSC	RUSSIAN FEDERATION	Not Applicable

CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Not Applicable

CID002536	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Not Applicable

CID002538	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Non Conformant

CID002578	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Not Applicable

CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Not Applicable

CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Not Applicable

CID002647	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	Not Applicable

CID002769	Hunan Chuangda Vanadium Tungsten Co., Ltd.	CHINA	Not Applicable

CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Not Applicable

CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant

CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Not Applicable

CID002833	ACL Metais Eireli	BRAZIL	Not Applicable

CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Not Applicable

CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Not Applicable

CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Not Applicable

CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Not Applicable

CID003448	CP Metals Inc.	UNITED STATES OF AMERICA	Not Applicable

CID003553	Artek LLC	RUSSIAN FEDERATION	Not Applicable

CID003580	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA	Conformant

CID003978	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	Not Applicable

CID004060	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	Not Applicable

CID005017	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE’S DEMOCRATIC REPUBLIC	Not Applicable

CID000004	A.L.M.T. Corp.	JAPAN	Conformant

CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant

CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant

CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant

CID000568	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	Conformant

CID000769	Hunan Jintai New Material Co., Ltd.	CHINA	Non Conformant

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Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assessment Status

CID000825	Japan New Metals Co., Ltd.	JAPAN	Conformant

CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant

CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant

CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Conformant

CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Communication Suspended—Not Interested

CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Active

CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant

CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant

CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant

CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant

CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant

CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant

CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant

CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Non Conformant

CID002541	H.C. Starck Tungsten GmbH	GERMANY	Conformant

CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant

CID002543	Masan High-Tech Materials	VIET NAM	Conformant

CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant

CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant

CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant

CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	RMI Due Diligence Review—Unable to Proceed

CID002660	Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN	Active

CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	Non Conformant

CID002845	Moliren Ltd.	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

CID003408	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

CID003417	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant

CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Non Conformant

CID003468	Cronimet Brasil Ltda	BRAZIL	Conformant

CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Non Conformant

CID003662	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	Outreach Required

CID003993	Tungsten Vietnam Joint Stock Company	VIET NAM	Conformant

CID004034	Nam Viet Cromit Joint Stock Company	VIET NAM	Outreach Required

CID004397	Lianyou Advanced Materials Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

CID004430	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	Conformant

CID004438	Philippine Carreytech Metal Corp.	PHILIPPINES	Non Conformant

CID004619	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM	Conformant

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Standardized Smelter ID	Standardized Smelter Name	RMI Country	RMI Assessment Status

CID004797	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	Conformant

CID005012	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

CID005068	S.P.T. spol.s r.o.	CZECHIA	Conformant

CID005248	Tungamoy Metals Inc.	KOREA, REPUBLIC OF	Conformant

CID005373	Geo Enterprise	GEORGIA	Outreach Required